UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EATON VANCE TAX-ADVANTAGED BOND AND OPTION STRATEGIES FUND
(Exact Name of Registrant as Specified in this Charter)

Massachusetts	27-2463265
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two International Place
Boston, Massachusetts	02110
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [  ]

Securities Act registration statement file number to which this form relates:  333-164369

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common Shares of Beneficial Interest,	New York Stock Exchange
$0.01 Par Value Per Share

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-164369 and 811-22380) as filed electronically with the Securities and Exchange Commission on January 15, 2010 (Accession No. 0000898432-10-000043) (“Registration Statement on Form N-2”), as the same may be amended.

Item 2:  Exhibits.

(a)	The following exhibits are being filed with the Commission:

1.	Registrant’s Registration Statement on Form N-2 is incorporated herein by reference.

2.	Declaration of Trust of Registrant, which was filed electronically as exhibit (a) to the Registrant’s Registration Statement on Form N-2, is incorporated herein by reference.

3.	By-Laws of Registrant, which were filed electronically as exhibit (b) to the Registrant’s Registration Statement on Form N-2, are incorporated herein by reference.

4.
Amendments to Declaration of Trust of Registrant, which were filed electronically as exhibit (a) to Pre-effective Amendment No. 1 to the Registration Statement on Form N-2, filed with the Securities and Exchange Commission on May 5, 2010 (Accession No. 0000898432-10-000653) (“Pre-Effective Amendment No. 1”) are incorporated herein by reference.

5.	Amendments to By-Laws of Registrant, which were filed electronically as exhibit (b) to Pre-Effective Amendment No. 1, are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized, this 28th day of May, 2010.

EATON VANCE TAX-ADVANTAGED BOND
AND OPTION STRATEGIES FUND

By:  /s/ Maureen A. Gemma
      Name:  Maureen A. Gemma
       Title:   Secretary